EXHIBIT 10.1

COLLATERAL LOAN AGREEMENT

THIS COLLATERAL LOAN AGREEMENT (the “Agreement”), dated as of January 25, 2008, is made and entered into by and among CNL INCOME EAGL SOUTHWEST GOLF, LLC, a Delaware limited liability company (“CNL Southwest”), CNL INCOME EAGL WEST GOLF, LLC, a Delaware limited liability company (“CNL West”), CNL INCOME EAGL NORTH GOLF, LLC, a Delaware limited liability company (“CNL North”), CNL INCOME EAGL MIDWEST GOLF, LLC, a Delaware limited liability company (“CNL Midwest”) and CNL INCOME EAGL MIDEAST GOLF, LLC, a Delaware limited liability company (“CNL Mideast”) (CNL Southwest, CNL West, CNL North, CNL Midwest and CNL Mideast individually and collectively, “Borrowers”) and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Lender”).

RECITALS:

This Agreement is entered into on the basis of the following facts, understandings and intentions of the parties:

A. These Recitals refer to and utilize certain terms defined in this Agreement, which defined terms are incorporated into these Recitals by reference when used herein.

B. Lender has made the Loans to each of Borrowers concurrently with entering into this Agreement. The Loans are evidenced and secured by the Loan Documents, including this Agreement.

C. In connection with the Loans, Borrowers have requested certain rights with respect to Transfers, certain rights to make Substitutions for one or more of the Individual Properties, and certain provisions for the Release of one or more of the Individual Properties. Lender is willing to grant Borrowers such rights on the terms and conditions specified by Lender as set forth in this Agreement.

D. The parties desire to enter into this Agreement in order to set forth their respective rights and obligations in connection with the administration of the Loans.

NOW, THEREFORE, IN CONSIDERATION of the foregoing recitals, and the mutual covenants and promises of the parties contained in this Agreement, the parties agree as follows:

1.	GENERAL DEFINITIONS

1.1 Loan Documents; Defined Terms. Capitalized terms which are not otherwise defined in this Agreement shall have the same meaning given to such terms in the Mortgages (defined below) or other Loan Documents in which such terms are expressly defined.

1.2 General Terms. In addition to other capitalized terms defined herein, when used herein the following terms shall have the following meanings:

“Agreement” means this Collateral Loan Agreement dated as of January 25, 2008, as it may be amended, supplemented or otherwise modified from time to time.

“Allocated Loan Amount” means the pro rata allocation of the Loans to each Individual Property, as mutually agreed between Lender and Borrowers and as currently set forth on Exhibit A attached to this Agreement, as such allocation may be revised or otherwise modified from time to time in accordance with the provisions of Sections 3.1 or 4.1 of this Agreement.

“Assignments of Leases” means, collectively, each assignment of the lessor’s interest in leases and rents (which may be incorporated in the Mortgage) executed and delivered by a Borrower in connection with an Individual Property for the benefit of Lender, modified to reflect the laws of the state where the Individual Property is located and otherwise as Lender deems necessary or appropriate in its sole discretion, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

“Bank Monitor Rate” shall mean the average interest rate of money market accounts offered by banks located in twenty-five (25) cities and/or metropolitan areas as published in the Bank Rate Monitor (referred to there in as the “Bank 25 Average”), as determined and reset by Lender on a monthly basis.

“Borrower” or “Individual Borrower” means, individually, each of CNL Southwest, CNL West, CNL North, CNL Midwest and CNL Mideast.

“Borrowers” means, collectively, CNL Southwest, CNL West, CNL North, CNL Midwest and CNL Mideast.

“Closing” or “Closing Date” means the date of this Agreement.

“Closing Certification” means, collectively, the Closing Certifications executed and delivered by any Borrower to Lender as of the date hereof in a form satisfactory to Lender.

“Collateral Documents” means, collectively, the Mortgages, the Assignments of Leases, the Financing Statements, the Cross Collateral Mortgages, the Cross Collateral Assignments of Leases, the Environmental Indemnities, the ERISA Indemnities, the Fraudulent Conveyance Indemnity, and all other instruments or documents now or hereafter granting Liens on property of Borrowers or any related entity for the benefit of Lender in connection with the Loans.

“CNL Partners” means CNL Income Partners, LP, a Delaware limited liability company.

“Cross Collateral Assignment of Leases” means a second-priority assignment of the lessor’s interest in leases (which may be incorporated in each Cross Collateral Mortgage) executed and delivered by a Borrower in connection with an Individual Property for the benefit of Lender, to secure the obligations of Borrowers as described in the Cross Collateral Mortgage recorded with respect to the same Individual Property, and modified to reflect the laws of the state where the Individual Property is located and otherwise as Lender deems necessary or appropriate in its reasonable discretion, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

“Cross Collateral Documents” means, collectively, the Cross Collateral Mortgages, the Cross Collateral Assignments of Leases, and all other instruments or documents now or hereafter granting second-priority Liens on property of Borrowers or any related entity for the benefit of Lender in connection with the Loans.

“Cross Collateral Mortgage” means a second-priority mortgage, deed of trust, deed to secure debt, indemnity deed of trust or other similar instrument, executed and delivered by each Borrower, as “Trustor,” “Mortgagor,” or “Grantor” who owns the Individual Property or Individual Properties described in the Cross Collateral Mortgage, for the benefit of Lender as “Beneficiary”, “Mortgagee” or “Grantee” for an Individual Property to secure the obligations of Borrowers under all Notes other than the Note secured by the Mortgage recorded with respect to the same Individual Property, modified to reflect the laws of the state where the Individual Property is located and otherwise in a form reasonably satisfactory to Lender and as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

“Debt Service Coverage Ratio” has the meaning ascribed to such term in Section 3.1 of this Agreement.

“Environmental Indemnity” means (i) with respect to any Individual Property located outside of the States of California and Nevada, the Environmental and ERISA Indemnity Agreement executed and delivered by a Borrower and CNL Partners to Lender in a form satisfactory to Lender and modified to reflect the laws of the state where the Individual Property is located and otherwise as Lender deems necessary or appropriate in its sole discretion, and as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof, and (ii) with respect to any Individual Property located in the State of California or in the State of Nevada (if any), the Environmental Indemnity Agreement executed and delivered by the applicable Borrower and CNL Partners to Lender in a form reasonably satisfactory to Lender and modified to reflect the laws of the State of California or the State of Nevada, as applicable, and otherwise as Lender deems necessary or appropriate in its reasonable discretion, and as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

“Environmental Indemnities” means, collectively, each Environmental Indemnity for the Individual Properties.

“Environmental Site Assessment” means, with respect to an Individual Property, an assessment by an environmental consultant approved by Lender to determine the presence of hazardous material and/or wastes. Any Environmental Site Assessment shall comply with the Environmental Site Assessment Scope of Work Guidelines previously delivered by Lender to Borrowers, as the same may be amended, modified or supplemented by Lender from time to time.

“ERISA Indemnity” means, with respect to any Individual Property located in the State of California or in the State of Nevada (if any), the ERISA Indemnity Agreement executed and delivered by the applicable Borrower and CNL Partners to Lender in a form reasonably satisfactory to Lender and modified to reflect the laws of the State of California or the State of Nevada, as applicable, and otherwise as Lender deems necessary or appropriate in its reasonable discretion, and as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

“ERISA Indemnities” means, collectively, each ERISA Indemnity for the Individual Properties.

“Excess Proceeds” has the meaning ascribed to such term in Section 5.4 of this Agreement.

“Exiting Property” has the meaning ascribed to such term in Section 4.1 of this Agreement.

“Event of Default” has the meaning ascribed to such term in Section 5.1 of this Agreement

“Financing Statement” means, with respect to an Individual Property, a UCC-1 Financing Statement executed and delivered by any Borrower, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

“Fraudulent Conveyance Indemnity” means the Fraudulent Conveyance Indemnity Agreement executed and delivered by Borrowers to Lender, as the same may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

“Grace Period” has the meaning ascribed to such term in Section 5.1 of this Agreement.

“Indebtedness” means the principal of and all other amounts, payments and premiums due under the Notes, and all other indebtedness of Borrowers to Lender and any additional advances under, evidenced by and/or secured by the Loan Documents, plus interest accruing on all such amounts as provided in the Loan Documents.

“Individual Loan” means the Allocated Loan Amount identified with an Individual Property as set forth on Exhibit A attached hereto and by this reference made a part hereof.

“Individual Property” means each real property or group of real properties (including, without limitation, all buildings, fixtures or other improvements located thereon) now or hereafter included in the Security Pool and identified together as an “Individual Property” on Exhibit B, as the same may be amended from time to time.

“Leases” means, collectively, all leasehold estates, ground leases, leases, subleases, licenses, or other agreements affecting the use, enjoyment or occupancy of the Security Pool (or any portion thereof) now or later existing (including any use or occupancy arrangements created pursuant to Title 7 or 11 of the United States Code, as amended from time to time, or any similar federal or state laws now or later enacted for the relief of debtors [the “Bankruptcy Code”]) and all extensions and amendments thereto, including, without limitation, the Master Leases (collectively, the “Leases”).

“Lender” means The Prudential Insurance Company of America, a New Jersey corporation, and its successors and assigns.

“Lien” means any mortgage, deed of trust, deed to secure debt, pledge security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any financing lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

“Loans” means, collectively, the loans evidenced and secured by the Loan Documents.

“Loan Application” means that certain First Mortgage Loan Application No. 706107705, dated November 13, 2007, as amended.

“Loan Documents” means this Agreement, the Notes, the Collateral Documents, and any other document or certificate executed and delivered by any Borrower and/or CNL Partners to Lender in connection with the transactions contemplated by this Agreement, with the exception of the Environmental Indemnities and the ERISA Indemnities.

“Loan to Value Ratio” has the meaning ascribed to such term in Section 3.1 of this Agreement.

“Master Leases” means, collectively, (i) those certain Lease Agreements dated as of November 30, 2007, by and between each Individual Borrower and the Master Tenant, (ii) the Pooling Agreement (defined below), and (iii) that certain Agreement Regarding Initial Capital Investment and Improvements dated as of November 30, 2007, by and between CNL Income Partners, LP and the Master Tenant, as amended, supplemented, restated, or otherwise modified from time to time.

“Master Tenant” means Evergreen Alliance Golf Limited, L.P., a Delaware limited partnership, and its respective successors and assigns as tenant under each of the Master Leases of the Individual Properties in the Security Pool.

“Mortgage” means a deed of trust, indemnity deed of trust, mortgage, deed to secure debt or other similar instrument, executed and delivered by Borrower, as “Trustor,” “Mortgagor,” or “Grantor”, for the benefit of Lender as “Beneficiary,” “Mortgagee” or “Grantee”, for an Individual Property, modified to reflect the laws of the state where such Individual Property is located and otherwise in form satisfactory to Lender and as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

“Mortgages” means, collectively, each of the Mortgages for the Individual Properties.

“NOI” has the meaning ascribed to such term in Section 3.1 hereof.

“Note” means, individually, any one of the Notes.

“Notes” means, collectively, each of (i) that certain Promissory Note dated even date herewith, in the original principal amount of $64,700,000.00, executed by CNL Southwest, as maker, and payable to Lender or its order (“Arizona Note”), (ii) that certain Promissory Note dated even date herewith, in the original principal amount of $10,400,000.00, executed by CNL West, as maker, and payable to Lender or its order (“Colorado Note”), (iii) that certain Promissory Note dated even date herewith, in the original principal amount of $23,800,000.00, executed by CNL North, as maker, and payable to Lender or its order (“Illinois Note”), (iv) that certain Promissory Note dated even date herewith, in the original principal amount of $7,700,000.00, executed by CNL Midwest, as maker, and payable to Lender or its order (“Kansas Note”), (v) that certain Promissory Note dated even date herewith, in the original principal amount of $7,200,000.00, executed by CNL North, as maker, and payable to Lender or its order (“Minnesota Note”), (vi) that certain Promissory Note dated even date herewith, in the original principal amount of $14,000,000.00, executed by CNL Mideast, as maker, and payable to Lender or its order (“Maryland Note”), (vii) that certain Promissory Note dated even date herewith, in the original principal amount of $5,400,000.00, executed by CNL West, as maker, and payable to Lender or its order (“Nevada Note”), and (viii) that certain Promissory Note dated even date herewith, in the original principal amount of $6,800,000.00, executed by CNL Midwest, as maker, and payable to Lender or its order (“Oklahoma Note”).

“Pool Obligations” means all monetary and non-monetary obligations of every nature of all Borrowers from time to time to be performed by any of Borrowers under any of the Loan Documents, the Environmental Indemnities, and the ERISA Indemnities, whether for principal, interest, fees, expenses, indemnification or otherwise.

“Prepayment Premium” means the payment owed by Borrowers to Lender in connection with the prepayment of any portion of the Loans, calculated in accordance with each Note.

“Principal Payment Amount” has the meaning ascribed to such term in Section 3.1 of this Agreement.

“Release” has the meaning ascribed to such term in Section 3.1 of this Agreement.

“Release Administrative Fee” has the meaning ascribed to such term in Section 3.1 hereof.

“Release Price” has the meaning ascribed to such term in Section 3.1 hereof.

“Release Property” has the meaning ascribed to such term in Section 3.1 hereof.

“Security Pool” means, collectively, all Individual Properties on which Lender has a Lien as security for the Loans, as the same may change from time to time in accordance with the terms and conditions hereof. The Individual Properties in the Security Pool as of the date hereof are set forth on Exhibit B attached hereto.

“Substitute Property” has the meaning ascribed to such term in Section 4.1 hereof.

“Substitution” has the meaning ascribed to such term in Section 4.1 hereof.

“Substitution Administrative Fee” has the meaning ascribed to such term in Section 4.1 hereof.

“TADS” has the meaning ascribed to such term in Section 3.1 hereof.

“Title Policy” means each Lender’s ALTA Lender’s policy of title insurance issued to Lender, ensuring the priority of the Mortgages.

2.	SALE, TRANSFER OR ENCUMBRANCE OF INDIVIDUAL PROPERTIES IN SECURITY POOL

2.1 Due on Sale or Encumbrance. Except in strict accordance with the provisions of Sections 3 and 4 hereof, it shall be an Event of Default and, at the sole option of Lender, Lender may accelerate the Pool Obligations and the entire Pool Obligations (including any Prepayment Premium) shall become immediately due and payable, if, without Lender’s prior written consent (which consent may be given or withheld for any reason or given conditionally, in Lender’s sole discretion) any of the following shall occur:

(a) any Borrower shall sell, convey, assign, transfer, dispose of or be divested of its title to, convey security title to any Individual Property, mortgage, encumber or cause to be encumbered (except for the imposition of mechanic’s or materialmans’ liens) any Individual Property or any interest therein, in any manner or way, whether voluntary or involuntary or directly or indirectly (except for (i) the imposition of mechanics’ or materialmans’ liens, (ii) the sale or transfer of damaged or obsolete property replaced with property of equal or greater value, (iii) the imposition of easements and restrictions on the Property which in the aggregate do not have a material adverse affect on the value or use or marketability of the Property, (iv) other Permitted Encumbrances (as defined in the Mortgages), or (v) a transfer of substantially all of the assets of any Borrower to a CNL Affiliate that assumes all of the obligations of such Borrower under the Loan Documents. A “CNL Affiliate” shall mean only those entities which directly, or indirectly through various subsidiaries, are wholly owned and controlled by CNL Partners); or

(b) in the event of any merger, consolidation, sale, transfer, assignment, or dissolution involving all or substantially all of the assets of any Borrower or any general partner or managing member of any Borrower, except if the surviving entity, assignee or transferee is a CNL Affiliate that assumes all of the obligations of such Borrower under the Loan Documents; or

(c) in the event of the assignment, transfer, voluntary or involuntary sale to any person other than to a CNL Affiliate (with notice to Lender), or any of the foregoing at one time or over any period of time of:

(i) (1) forty-nine percent (49%) or more of the limited partner interests in any Borrower (provided that no change in the control of such Borrower or the management of such Borrower’s interest in any Individual Property occurs in connection therewith), (2) ten percent (10%) or more of the voting stock or ownership interest of any corporation or limited liability company which is, respectively, general partner or managing member of any Borrower or any corporation or limited liability company directly or indirectly owning ten percent (10%) or more of any such corporation or limited liability company, (3) the ownership interests in any owner of ten percent (10%) or more of the beneficial interests of any Borrower if such Borrower is a trust; or

(ii) any general partnership interest in (1) any Borrower, (2) a partnership which is in such Borrower’s chain of ownership and which is liable for the obligations of such Borrower, or (3) any general partner who has the right to participate directly in the control of the management or operations of any Borrower; or

(d) a pledge or encumbrance of any ownership interest in any Borrower or in any owner of any Borrower to secure financing;

(e) in the event of the conversion of any general partnership interest in any Borrower to a limited partnership interest, if such Borrower is a partnership; or

(f) in the event of any change, removal, or resignation of any general partner of any Borrower, if such Borrower is a partnership other than in connection with a change to a general partner that is a CNL Affiliate); or

(g) in the event of any change, removal, addition or resignation of a managing member (or if no managing member, any member) if any Borrower is a limited liability company (other than in connection with a change to a member that is a CNL Affiliate); or

(h) any Borrower shall obtain any unsecured debt except for customary and reasonable short-term trade payables obtained and repaid in the ordinary course of such Borrower’s business (including any indebtedness owed to any other Individual Borrower [unless (A) any such unsecured debt owed to any other Individual Borrower shall be made expressly subordinate to the Loans pursuant to written documents acceptable to Lender, (B) any such amount obtained through an unsecured loan from any other Individual Borrower must be used for the sole benefit of one or more Individual Properties owned by the Individual Borrower to whom such unsecured loan is made, and (C) Borrowers shall pay all of Lender’s out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with such unsecured debt] or any Non-Pool Landlord [defined below]); provided, however, for the purposes of this Section 2.1(h), obligations owed to a Tenant, including without limitation, the Capex Funds (defined below) under a Lease approved by Lender or entered into in accordance with the terms and conditions of the Loan Documents shall not be deemed to be “unsecured debt.”

The provisions set forth above shall not apply to transfers under any will or applicable law of descent.

3.	RELEASE OF INDIVIDUAL PROPERTIES FROM SECURITY POOL.

3.1 Partial Release. Upon not less than sixty (60) days prior written notice from a Borrower, Lender shall release from the Lien of the Collateral Documents (a “Release”) an Individual Property in the Security Pool owned by such Borrower (“Release Property”), upon the satisfaction (as determined by Lender in its sole discretion) of all of the following terms and conditions:

(a) At the time of the applicable Borrower’s request and the time of the proposed Release, there shall be no Event of Default under the Loan Documents, and there shall exist no condition or state of facts which with the passage of time or the giving of notice or both, would constitute an Event of Default under the Loan Documents;

(b) Any such request may be made no sooner than the later of (i) nine (9) months after the Closing or (ii) six (6) months after the completion of the most recent Release or Substitution (as defined below), and such written request must be received no later than twelve (12) months prior to the maturity date of the Loans;

(c) Each Release Property shall consist of an Individual Property, and each Release shall involve no more than one (1) Individual Property;

(d) For each Release Property, the applicable Borrower shall have paid to Lender the “Release Price”, which shall be equal to (i) one hundred ten percent (110%) of the then unpaid principal balance of the Individual Loan Amount applicable to the Release Property (such amount shall herein be called the “Principal Payment Amount”), plus (ii) the applicable Prepayment Premium (based on the Principal Payment Amount), plus (iii) all accrued interest with respect to the Individual Loan applicable to the Release Property and all accrued and unpaid charges with respect to the Loans;

(e) The Principal Payment Amount shall be applied to pay in full the principal balance due with respect to the Individual Loan applicable to the Release Property, and Lender, in its discretion, shall apply the portion of the Principal Payment Amount which is in excess of the then outstanding principal balance of the Individual Loan applicable to the Release Property to one of more of the other Individual Loans applicable to the other Individual Properties;

(f) Lender shall have determined that, following the Release, the Debt Service Coverage Ratio calculated with respect to the remainder of the Security Pool (excluding the Release Property) shall be at least equal to 1.75 to 1.00. In the event that the Debt Service Coverage Ratio calculated with respect to the remainder of the Security Pool (excluding the Release Property) is less than the required level, then Borrowers shall have the right, subject to payment of the applicable Prepayment Premium, to pay Lender the amount necessary to increase the Debt Service Coverage Ratio calculated with respect to the remainder of the Security Pool (excluding the Release Property) to the required level;

(g) Lender shall have determined that following the Release, the Loan to Value Ratio calculated with respect to the remainder of the Security Pool (excluding the Release Property) shall not exceed fifty percent (50%). In the event the Loan to Value Ratio with respect to the remainder of the Security Pool (excluding the Release Property) exceeds the required level, then Borrowers shall have the right, subject to payment of the Prepayment Premium, to pay Lender the amount necessary to reduce the Loan to Value Ratio calculated with respect to the remainder of the Security Pool (excluding the Release Property) to the required level;

(h) At the time the applicable Borrower makes its written request to Lender for a Release, such Borrower shall pay to Lender a non-refundable administrative fee of $25,000 (the “Release Administrative Fee”). The Release Administrative Fee shall be deemed earned by Lender upon its receipt by Lender and shall not be applied to the Principal Payment Amount, the Prepayment Premium, or any other amounts due under the Loan Documents;

(i) Whether or not the Release is actually consummated, Borrowers shall pay to Lender all escrow, closing and recording charges and taxes including, but not limited to, the cost of preparing and delivering releases, any re-conveyance documentation and modifications of the Loan Documents, including legal fees and costs, the cost of any title insurance endorsements that Lender may require, any expenses incurred by Lender in connection with the Release, and any sums then due and payable under the Loan Documents; and

(j) At least thirty percent (30%) of the total EBITDA (defined below) from the remaining Property (excluding the Release Property), as calculated by Lender, shall come from any combination of the following Individual Properties: (i) Eagle Brook, (ii) Ruffled Feathers, (iii) Tatum Ranch, (iv) Superstition Springs, (v) Foothills, (vi) Ancala, and (vii) Arrowhead (CO);

(k) Lender shall have determined, that following the Release, the aggregate unpaid principal balance of the Loans shall be greater than fifty-five percent (55%) of the original aggregate principal amount of the Loans; and

(l) Such other terms and conditions as Lender shall reasonably require.

The term “Loan to Value Ratio” shall mean the ratio, as reasonably determined by Lender, of (i) the aggregate principal balance of all encumbrances against the Security Pool to (ii) the fair market value of the Security Pool. The term “Debt Service Coverage Ratio” shall mean the ratio, as reasonably determined by Lender, calculated by dividing (i) the lesser of (A) net operating income (“NOI”) and (B) net rental income payable to Borrowers under the Master Leases (“NRI”), by (ii) total annual debt service (“TADS”). NOI is the gross annual income realized from operations of the Security Pool for the applicable twelve (12) month period (assuming for income and expense purposes that the Master Leases are no longer in effect and that Borrowers are directly operating each Individual Property in the Security Pool) after subtracting all necessary and ordinary operating expenses (both fixed and variable) for that twelve (12) month period, including, without limitation, utilities, administrative expenses, cleaning, landscaping, security, repairs, and maintenance, ground rent payments, management fees, reserves for replacements, real estate and other taxes, assessments and insurance, but excluding deduction for federal, state and other income taxes, debt service expense, depreciation or amortization of capital expenditures, and other similar non-cash items. NRI is the gross annual rental income payable to Borrowers pursuant to the Master Leases for the applicable twelve (12) month period after subtracting all necessary and ordinary operating expenses payable by Borrowers pursuant to the Master Leases (both fixed and variable) for that twelve (12) month period including, without limitation (if and to the extent payable by Borrowers pursuant to the Master Leases), utilities, administrative, cleaning, landscaping, security, repairs, and maintenance, ground rent payments, management fees, reserves for replacements, real estate and other taxes, assessments and insurance, but excluding deduction for federal, state and other income taxes, debt service expense, depreciation or amortization of capital expenditures, and other similar non-cash items. Gross income shall be based on the cash actually received for the preceding twelve (12) months and projected income based on the Leases in place for the next succeeding twelve (12) months, and ordinary operating expenses shall not be prepaid. Documentation of NOI, NRI and expenses shall be certified by an officer of Borrower with detail satisfactory to Lender and shall be subject to the approval of Lender. TADS shall mean the aggregate debt service payments for any given calendar year on the Loans and on all other indebtedness secured, or to be secured, by any part of the Security Pool. The term “EBITDA” shall mean, for any period and without duplication, net income (loss) of the Security Pool determined in accordance with GAAP adjusted in the following manner (but only to the extent included in determining net income (loss) for such period): plus (a) depreciation of real property assets and amortization expense, plus (b) interest expense, plus (c) all provisions for any federal, state or other income tax, minus (plus) (d) extraordinary gains (losses), minus (plus) (e) gains (losses) on sales of real estate, plus (f) ownership share of the EBITDA of unconsolidated affiliates.

Notwithstanding anything to the contrary in this Section 3 and/or Section 4 below, Borrowers shall only have the right to a combined cumulative total (during the entire term of the Loans) of eight (8) Releases and Substitutions; provided, however, that Lender agrees to consider in good faith any request for its consent to a Release or Substitution that would cause the combined cumulative total of Releases and Substitutions during the term of the Loans to exceed eight (8) Releases and Substitutions, which consent may be given or withheld for any reason or given conditionally, in Lender’s sole discretion.

This Section 3 shall be personal to the original Borrowers under the Loans, and no transferee shall have any rights under this Section 3.

4.	SUBSTITUTION OF INDIVIDUAL PROPERTIES

4.1 Substitution of Collateral. Upon prior written notice to Lender, a Borrower shall be entitled to obtain a release of an Individual Property owned by such Borrower (the “Exiting Property”) from the Lien of the Collateral Documents and the Cross Collateral Documents upon substituting therefor (a “Substitution”) another property (the “Substitute Property”) satisfactory to Lender (in its sole discretion) and upon satisfaction (as determined by Lender in its sole discretion) of each of the following terms and conditions:

(a) At the time of such Borrower’s request for a Substitution and at the time of the proposed Substitution, there shall exist no Event of Default, and there shall exist no condition or state of facts, which with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Loan Documents;

(b) No Event of Default shall have occurred under any of the Loan Documents at any time from the Closing Date to the date of the consummation of the proposed Substitution;

(c) A Substitution shall involve only one (1) Individual Property;

(d) The Substitution shall be in conjunction with the sale of one (1) Individual Property to the Master Tenant or another third party unrelated to any of Borrowers, and Lender shall not be obligated to consummate the Substitution in the event the proposed sale of the Individual Property shall not actually be consummated;

(e) Upon the applicable Borrower’s written request for a Substitution, such Borrower shall deliver to Lender a copy of the current draft of the sale agreement pertaining to the sale of the Exiting Property, and as soon as available after such Borrower’s written request for a Substitution, such Borrower shall deliver to Lender a copy of the fully executed sale agreement (along with a marked copy of such fully executed sale agreement indicating all changes made after the draft of the sale agreement previously delivered to Lender), but in no event shall such delivery of such fully executed sale agreement and such marked sale agreement be later than two (2) business days after such Borrower’s execution of such sale agreement, and in all events such delivery shall be made at least thirty (30) days prior to the end of Lender’s period (as specified below) for processing such Substitution;

(f) Any written request by a Borrower to Lender for a Substitution must be received no sooner than the later of (i) nine (9) months after the Closing or (ii) six (6) months after completion of the most recent Release or Substitution, and any such written request must be received no later than twelve (12) months prior to the maturity date of the Loans;

(g) The proposed Substitute Property shall constitute the fee simple estate to such property, and no joint venture or partnership interests or interests shall be permitted;

(h) The ownership entity of the Substitute Property shall be identical to the entity that owned the Exiting Property;

(i) At the time of any Substitution, the Substitute Property shall not be less than one hundred percent (100%) occupied by third-party tenants in occupancy and paying rent, and free rent or other rental concessions shall have been extinguished except as may otherwise be approved in writing by Lender;

(j) The credit of the tenants (or if a lease is guaranteed, the credit of the guarantor so long as such lease is guaranteed pursuant to a guaranty satisfactory to Lender) occupying the Substitute Property and the lease rollover schedule for such tenants shall be satisfactory to Lender.

(k) Lender shall have received a physical condition report (conforming with Lender’s then current guidelines and report requirements) of the Substitute Property from an engineer or architect chosen by Lender, which report shall be satisfactory in all respects to Lender. In addition, Lender shall have received an Environmental Site Assessment (conforming with Lender’s then current guidelines and report requirements) of the Substitute Property from an environmental consulting firm chosen by Lender, which Environmental Site Assessment shall be satisfactory in all respects to Lender. The cost of preparation of all such reports and all necessary inspections shall be paid by Borrower;

(l) The Substitute Property (including, without limitation, the location, the demographics of the market area, appearance, configuration, quality and age of the Substitute Property) shall be satisfactory to Lender;

(m) The value and NOI (as defined above) of the Substitute Property shall equal or exceed the then-market value and NOI of the Exiting Property, all as determined by Lender;

(n) All conditions that Borrowers were obligated to meet and satisfy under the terms of the Loan Application in connection with the closing of the Loans, or, if required by Lender, Lender’s then current closing and underwriting requirements, shall be satisfied regarding the Substitute Property, including without limitation, that (i) all Loan Documents shall be satisfactory to Lender, (ii) Lender receives a satisfactory legal opinion from the applicable Borrower’s counsel, (iii) title to the Substitute Property shall be satisfactory in all respects to Lender (including, without limitation, evidence that Lender shall have a first and exclusive Lien on the fee simple interest in the Substitute Property), (iv) Lender shall receive a satisfactory survey and title insurance policy, (v) Lender receives satisfactory evidence that the Substitute Property complies with all applicable government requirements, and (vi) Borrowers’ current financial condition shall be satisfactory to Lender;

(o) At the same time that the applicable Borrower delivers its written notice to Lender requesting a Substitution, such Borrower shall pay to Lender a non-refundable administrative fee of $25,000 (the “Substitution Administrative Fee”), and the Substitution Administrative Fee shall be deemed earned by Lender upon Lender’s receipt of such fee. At the closing of the Substitution, Borrower shall pay to Lender a non-refundable fee of one half of one percent (0.5%) of the Allocated Loan Amount for the Exiting Property; provided, however, that Lender shall credit against such non-refundable fee paid at the closing of the Substitution the Substitution Administrative Fee that such Borrower previously paid to Lender. Neither the Substitution Administrative Fee nor the non-refundable fee paid at the closing of the Substitution shall be applied to the applicable Individual Loan or the outstanding principal balance due under the Loans;

(p) Whether or not the Substitution actually closes, Borrowers shall pay all costs and expenses associated with the Substitution, including but not limited to, title insurance and survey fees and expenses, recording charges and taxes, documentary stamp taxes, intangible taxes, attorneys’ fees (including attorneys’ fees and expenses for Lender’s staff attorneys and outside counsel), fees of Lender’s architect and/or engineer, and fees related to the Environmental Site Assessment;

(q) Lender shall have determined that, after giving effect to the proposed Substitution (excluding the Exiting Property, but including the Substitute Property), the Loan to Value Ratio for the Security Pool shall not exceed fifty-five percent (55%), and Lender shall have determined that, after giving effect to the proposed Substitution (excluding the Exiting Property, but including the Substitute Property), the Debt Service Coverage Ratio for the Security Pool shall be at least 1.75;

(r) Lender shall have determined that, following the Substitution, the aggregate amount of the Individual Loans with respect to all Individual Properties that comprised part of the Property on the Closing Date and that would remain as part of the Security Pool, shall be greater than fifty-five percent (55%) of the total original principal amount of the Loans; and

(s) Lender’s decision to accept or reject any proposed Substitute Property shall be in Lender’s sole and absolute discretion; it being understood that, without limiting the foregoing, under no circumstances shall the Substitute Property qualify for a Substitution unless the value of the Substitute Property is, in Lender’s sole judgment, equal to or greater than one hundred percent (100%) of the value of the Exiting Property, as determined by Lender, and is at least equal to the Exiting Property in each of the following respects: (a) stability of cash flow, taking into consideration weighted average lease maturities; (b) tenant credit and quality and diversification; (c) building quality and diversification; and (d) location quality and diversification. Borrowers acknowledge that Lender may reject a property proposed as a Substitute Property for any reason or without giving a reason, and Borrowers assume such risk notwithstanding that it may spend substantial resources preparing the reports and other information required by Lender with respect to the Substitute Property;

(t) Lender determines in its sole discretion that the Substitution would not result in a violation of the ERISA provisions contained in Lender’s then current guidelines and requirements, and Borrowers deliver such certifications and other documents as Lender may request in connection therewith;

(u) Lender is satisfied, and Borrowers shall deliver such assurances as may be reasonably requested by Lender (including a reaffirmation certification or other agreement) that any guaranty, indemnity or similar instrument delivered to Lender in connection with the Loans remains in full force and effect, notwithstanding and taking into consideration the Substitution; and

(v) The Substitute Property shall have the same unpaid principal balance allocated to such Substitute Property as the then existing unpaid principal balance allocated to the Exiting Property at the time of the closing of the Substitution.

Lender shall have at least sixty (60) days in which to process any request to effect a Substitution after receipt of (1) all materials and information necessary to evaluate such request and (2) the Substitution Administrative Fee.

Notwithstanding anything to the contrary in Section 3 above and/or this Section 4, Borrowers shall only have the right to a combined cumulative total (during the entire term of the Loans) of eight (8) Releases and Substitutions; provided, however, that Lender agrees to consider in good faith any request for its consent to a Release or Substitution that would cause the combined cumulative total of Releases and Substitutions during the term of the Loans to exceed eight (8) Releases and Substitutions, which consent may be given or withheld for any reason or given conditionally, in Lender’s sole discretion.

This Section 4 shall be personal to the original Borrowers under the Loans, and no transferee shall have any rights under this Section 4.

5.	EVENT OF DEFAULT.

5.1 Definition. The following shall be an “Event of Default”:

(a) if any Borrower fails to make any payment required under the Loan Documents when due and such failure continues for five (5) days after written notice; provided, however, that if Lender gives one (1) notice of default within any twelve (12) month period, none of Borrowers shall have any further right to any notice of monetary default during that twelve (12) month period;

(b) except for defaults listed in the other subsections of this Section 5.1, if any Borrower fails to perform or comply with any other provision contained in any of the Loan Documents and the default is not cured within thirty (30) days of Lender’s providing written notice thereof, or such longer period as may be provided for in the Loan Documents (the “Grace Period”); provided, however, that Lender may extend the Grace Period up to an additional sixty (60) days (for a total of ninety (90) days from the date of default) if (i) such Borrower immediately commences and diligently pursues the cure of such default and delivers (within the Grace Period) to Lender a written request for more time and (ii) Lender determines in good faith that (1) such default cannot be cured within the Grace Period but can be cured within ninety (90) days after the default, (2) no Lien or security interest created by the Loan Documents will be impaired prior to completion of such cure, and (3) Lender’s immediate exercise of any remedies provided hereunder or by law is not necessary for the protection or preservation of the Property or Lender’s security interest;

(c) if any representation made (i) in connection with any of the Loans or any of the Pool Obligations, or (ii) in the Loan Application or any of the Loan Documents shall be false or misleading in any material respect;

(d) if any default under Section 2 of this Agreement occurs;

(e) if any Borrower shall (i) become insolvent, (ii) make a transfer in fraud of creditors, (iii) make an assignment for the benefit of its creditors, (iv) not be able to pay its debts as such debts become due, or (v) admit in writing its inability to pay its debts as they become due;

(f) if any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding, or any other proceedings for the relief of debtors, is instituted by or against any Borrower, and, if instituted against any Borrower, is allowed, consented to, or not dismissed within the earlier to occur of (i) ninety (90) days after such institution or (ii) the filing of an order for relief;

(g) if any of the events in Sections 5.1(e) or (f) shall occur with respect to any (i) managing member of any Borrower, (ii) general partner of any Borrower or (iii) guarantor of payment or performance of any of the Obligations;

(h) if any Individual Property shall be taken, attached, or sequestered on execution or other process of law in any action against any Borrower;

(i) if any default occurs under the Environmental Indemnities or the ERISA Indemnities and such default is not cured within any applicable grace period in that document;

(j) if any Borrower shall fail at any time to obtain, maintain, renew, or keep in force the insurance policies required by Section 3.06 of the Mortgages within ten (10) days after written notice;

(k) if any Borrower shall be in default under any other mortgage or security agreement covering any part of the Property, whether it be superior or junior in Lien to the Mortgages;

(l) if any claim of priority (except based upon a Permitted Encumbrance) to the Loan Documents by title, Lien, or otherwise shall be upheld by any court of competent jurisdiction or shall be consented to by any Borrower; or

(m) (i) the consummation by any Borrower of any transaction which would cause (A) any of the Loans or any exercise of Lender’s rights under any of the Loan Documents to constitute a non-exempt prohibited transaction under ERISA, or (B) a violation of a state statute regulating governmental plans; (ii) the failure of any representation in Section 3.11 of the Mortgages to be true and correct in all respects; or (iii) the failure of any Borrower to provide Lender with the written certifications required by Section 3.11 of the Mortgages.

5.2 Remedies. Upon the occurrence of any Event of Default, Lender may at any time declare all of the Indebtedness to be due and payable, and the same shall thereupon become immediately due and payable, together with all payments due in accordance with the terms of this Agreement, the Notes, and the other Loan Documents, without any further presentment, demand, protest or notice of any kind, and Lender shall also have all rights and remedies provided for in the Loan Documents. All remedies of Lender provided for herein and in the Loan Documents and the Environmental Indemnities and the ERISA Indemnities are cumulative and shall be in addition to any and all other rights and remedies provided in the other Loan Documents or, by law, including any right of offset. The exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of default hereunder or under the Loan Documents, or invalidate any act done pursuant to any notice of default, or prejudice Lender in the exercise of any of its rights hereunder or under the Loan Documents or the Environmental Indemnities or the ERISA Indemnities.

5.3 Multiple Obligations; Cross Default. Each Borrower understands, acknowledges and agrees that each of the Notes is a separate and distinct legal obligation and that the execution of a single Loan Agreement and references herein to the “Loan” or “Loans” is for purposes of administrative convenience only. Each Borrower further understands, acknowledges and agrees that the occurrence of a default under any of the Notes or other Loan Documents shall constitute a default under all other Notes and other Loan Documents, following the expiration of any applicable cure period, and shall entitle Lender to exercise all of its rights and remedies under all of the Loan Documents, including, without limitation, accelerating the maturity date of any or all of the Notes and foreclosing the Liens of any or all of the Mortgages in such order and manner as Lender may elect in its sole and absolute discretion.

5.4 Application of Foreclosure Proceeds. In the event of a foreclosure (non-judicial or judicial) of any of the Mortgages encumbering any of the Individual Properties, each Borrower agrees that Lender shall have full and complete discretion to apply any proceeds from the sale of the applicable Individual Property, after (i) payment of any and all costs of foreclosure, (ii) payment of attorneys’ and trustee’s fees, (iii) payment of any other sums required to be paid under applicable Laws, and (iv) satisfaction of the foreclosed obligation and (any such remaining proceeds being defined as the “Excess Proceeds”) to the prepayment or repayment (together with applicable Prepayment Premium, if any) of the indebtedness evidenced by any of the other Notes. Each Borrower hereby irrevocably assigns, transfers and conveys to Lender any and all of its right, title and interest in and to the Excess Proceeds and consents to the prepayment or repayment of indebtedness herein above provided. Each Borrower hereby waives any right to require Lender to (i) marshal any assets of any Borrower (including, without limitation, the Individual Properties), or (ii) any right to require a sale in inverse order of alienation in the event of foreclosure of the Liens and security interests created by the Mortgages or any of the other Loan Documents.

6.	MISCELLANEOUS

6.1 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, or consent to any departure by Lender or any Borrower therefrom, shall in any event be effective without the written concurrence of Lender and Borrowers thereto. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written agreement of Lender and Borrowers. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. In the event of any inconsistency between the terms and conditions of the other Loan Documents and this Agreement, the terms and conditions of this Agreement shall control.

6.2 Notices. All notices, demands or documents of any kind that Borrowers and Lender may be required or may desire to give or serve under this Agreement shall be given or served in the manner provided in the Mortgages.

6.3 Successors and Assigns; Subsequent Holders of Notes. The terms, covenants and conditions contained in this Agreement shall inure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors, and assigns, and all subsequent owners of the Individual Properties and all subsequent holders of the Notes and the Mortgages, subject in all events to the provisions of the Mortgages and this Agreement regarding transfers by Borrowers.

6.4 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes.

6.5 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Lender or any holder of any Note in the exercise of any power, right or privilege hereunder or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the Notes are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.6 Severability. In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

6.7 Headings. Sections and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

6.8 Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

6.9 Applicable Law. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT SUCH OTHER DOCUMENT CONTAINS A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

6.10 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. All judicial proceedings arising out of or relating to this Agreement, any Note or the Loan Documents or any of the Pool Obligations may be brought only in any state or Federal court of competent jurisdiction in the State of Arizona and by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and, subject to any appeal rights, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, such Note, the Loan Documents or such Pool Obligations; provided, however, Lender in its sole discretion shall have the right to commence proceedings with respect to any Collateral Document (and the Note governed by the laws of such state) in the state where the Individual Property secured by such Collateral Document is located. TO THE EXTENT PERMITTED BY LAW, ALL PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OR RELATING TO THIS AGREEMENT, ANY NOTE OR ANY OBLIGATION.

6.11 Exhibits and Schedules. The exhibits and schedules annexed hereto are incorporated herein and shall be a part of this Agreement.

6.12 Limited Recourse Liability. The provisions of Paragraphs 8 and 9 of the Notes are incorporated into this Agreement as if such provisions were set forth in their entirety in this Agreement.

7.	PROVISIONS CONCERNING CAPITAL IMPROVEMENTS

7.1 Borrower hereby represents and warrants to Lender that each of the Master Leases with the Master Tenant provides that Borrowers are obligated to deliver certain funds (the “Capex Funds”) to the Master Tenant under the Master Leases, which such Capex Funds shall be used solely to fund the costs of certain capital improvements to the Property (collectively, the “Capital Improvements”). Lender has developed a list of Capital Improvements more particularly set forth in Exhibit C attached hereto and by this reference incorporated herein (the “Proposed List”). Borrower hereby agrees to negotiate in good faith with the Master Tenant to cause the items on the Proposed List to be included among the Capital Improvements. The final list of Capital Improvements shall be delivered to Lender promptly upon agreement on the list between Borrowers and Tenant. Provided that Borrowers at all times remains in compliance with the requirements Section 8.2 of this Agreement, Borrowers and the Master Tenant shall have the right to modify the list of Capital Improvements (and the budget therefor) from time to time without Lender’s consent, but Lender shall be provided an updated list of Capital Improvements within fifteen (15) days after any such modification.

7.2 Borrowers hereby further covenant and agree with Lender as follows: (i) the Capex Funds shall be in the minimum amount of $8,000,000, (ii) the Capital Improvements shall be completed as and when required under the terms and conditions of the Master Leases, (iii) the Capital Improvements shall be completed prior to the date that is the third (3rd) anniversary of the date of this Agreement (the “Capex Completion Date”), (iv) the Capital Improvements shall in all events include replacing, repairing and/or resodding the greens at the Deer Creek Individual Property, and (v) on or before the Capex Completion Date, Borrowers shall deliver to Lender evidence that the Capex Funds have been fully expended to fund completion of the Capital Improvements. Notwithstanding the foregoing, in the event that any of the terms of the foregoing sentence have not been complied with, then such failure shall not be an Event of Default under the Loan Documents if Borrowers promptly deposit with Lender an amount equal to the positive difference between $8,000,000 and the amount actually paid by Borrowers, as of the calculation date, to fund completion of the Capital Improvements (the “Capex Escrow”). The Capex Escrow shall be held as additional security for the Loans and shall be released to the applicable Borrower as and when additional Capital Improvements are completed based upon the actual amount expended on such Capital Improvements completed after the date of the deposit of the Capex Escrow.

8.	PROVISIONS CONCERNING TENANT CAPITAL EXPENSE DEPOSITS

8.1 Under the terms of each of the Master Leases affecting the Security Pool, the Master Tenant under each such Master Lease is obligated to fund to an account held by each Individual Borrower, as landlord under such Master Lease, for certain reserves relating to each Individual Property (collectively, the “Deposits”).

8.2 Borrowers, Lender and a clearing bank acceptable to Lender (the “Clearing Bank”) have entered into (or will, prior to the establishment of the Deposits, enter into) an account control agreement giving Lender control of the Deposits, which will govern the collection and distribution of the Deposits during the term of the Loans. From and after Closing, the Deposits shall be paid directly by the Master Tenant under the Master Leases to an account in Lender’s sole dominion and control acceptable to Lender and maintained with the Clearing Bank. The Deposits shall be released in accordance with the terms and conditions of the Master Leases. Notwithstanding the foregoing, (i) following an Event of Default as provided in the Loan Documents, the Deposits shall not be released to any of Borrowers in any event and (ii) following an “Event of Default” (as defined in the applicable Master Lease) under any applicable Master Lease, the Deposits shall not be released to any Borrower unless and until such Borrower has entered into bona fide and binding new Leases in compliance with the terms and conditions of the Loan Documents that replace the Master Leases that were the subject of such default.

9.	PROVISIONS CONCERNING TENANT SECURITY DEPOSITS

9.1 Borrower and Lender acknowledge that each of the security deposits under each of the Master Leases for the Individual Properties in the Security Pool (the “Pool Security Deposits”) is pooled both with (i) the security deposits under each of the other Master Leases between a Borrower and Master Tenant with respect to the other Individual Properties and (ii) certain security deposits delivered by the Master Tenant (the “Non-Pool Security Deposits”) under certain other lease agreements between the Master Tenant and certain affiliates of Borrowers relating to certain properties not included in the Security Pool (the “Non-Pool Leases”), pursuant to that certain Amended and Restated Pooling Agreement dated as of December 19, 2007 (the “Pooling Agreement”), by and among Borrowers, Master Tenant, and certain other affiliates of Borrower (the “Non-Pool Landlords”).

9.2 If at any time the aggregate amount of Pool Security Deposit and Non-Pool Security Deposit funds not yet recognized as income to any Borrower or any Non-Pool Landlord (under GAAP accrual basis accounting) falls below the sum of the security deposits required under each of the Master Leases covering the Individual Properties in the Security Pool (without regard to the provisions of the Pooling Agreement), Borrowers shall promptly replenish the Security Deposits or cause the Master Tenant to replenish the Security Deposits to an amount at least in excess of the sum of the security deposits required under each of the Master Leases covering the Individual Properties in the Security Pool (without regard to the provisions of the Pooling Agreement).

9.3 Borrower and Lender acknowledge that Section 3.9(a) of each of the Master Leases with the Master Tenant affecting the Security Pool requires that a portion of the Pool Security Deposits be delivered in the form of a letter of credit (collectively, the “Pool LOC Security Deposits”). Notwithstanding anything to the contrary contained in the Pooling Agreement or otherwise, Borrower agrees that the Pool LOC Security Deposits will, at Borrowers’ sole cost and expense be delivered to

Lender, assigned to Lender pursuant to a security agreement in form and substance satisfactory to Lender, and the proceeds of the Pool LOC Security Deposits will be assigned by Borrowers to Lender in form and substance satisfactory to Lender, which assignment shall be duly acknowledged by the issuer(s) of the Pool LOC Security Deposits.

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[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, this Agreement has been duly executed by Lender and Borrowers as of the day and year first above written.

BORROWERS:

CNL SOUTHWEST:			CNL MIDWEST:

CNL INCOME EAGL SOUTHWEST GOLF, LLC, a Delaware limited liability company			CNL INCOME EAGL MIDWEST GOLF, LLC, a Delaware limited liability company

By:	Amy Sinelli	[SEAL]	By:	Amy Sinelli	[SEAL]
Name:	Amy Sinelli		Name:	Amy Sinelli
Title:	Senior Vice President		Title:	Senior Vice President

CNL WEST:			CNL MIDEAST:

CNL INCOME EAGL WEST GOLF, LLC, a Delaware limited liability company			CNL INCOME EAGL MIDEAST GOLF, LLC, a Delaware limited liability company

By:	Amy Sinelli	[SEAL]	By:	Amy Sinelli	[SEAL]
Name:	Amy Sinelli		Name:	Amy Sinelli
Title:	Senior Vice President		Title:	Senior Vice President

CNL NORTH:

CNL INCOME EAGL NORTH GOLF, LLC, a Delaware limited liability company

By:	Amy Sinelli	[SEAL]
Name:	Amy Sinelli
Title:	Senior Vice President

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[SIGNATURE PAGE TO COLLATERAL LOAN AGREEMENT]

LENDER:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

By:	/s/ Jean M. Baker
Name:	Jean M. Baker
Title:	Vice President

[CORPORATE SEAL]

EXHIBIT A

Allocated Loan Amounts for Individual Properties

Individual Property		Individual Borrower	Loan Number	Allocated Loan Amount
1.	Ancala	CNL Income EAGL Southwest Golf, LLC	706107705	$7,600,000.00
2.	Arrowhead (AZ)	CNL Income EAGL Southwest Golf, LLC	706107824	$9,400,000.00
3.	Arrowhead (CO)	CNL Income EAGL West Golf, LLC	706107705	$10,400,000.00
4.	Continental	CNL Income EAGL Southwest Golf, LLC	706107705	$4,000,000.00
5.	Deer Creek	CNL Income EAGL Midwest Golf, LLC	706107828	$4,900,000.00
6.	Desert Lakes	CNL Income EAGL Southwest Golf, LLC	706107705	$1,300,000.00
7.	Eagle Brook	CNL Income EAGL North Golf, LLC	706107825	$9,200,000.00
8.	Foothills	CNL Income EAGL Southwest Golf, LLC	706107705	$5,700,000.00
9.	Hunt Valley	CNL Income EAGL Mideast Golf, LLC	706107830	$14,000,000.00
10.	Kokopelli	CNL Income EAGL Southwest Golf, LLC	706107705	$5,800,000.00
11.	Legend at Arrowhead	CNL Income EAGL Southwest Golf, LLC	706107705	$6,300,000.00
12.	London Bridge	CNL Income EAGL Southwest Golf, LLC	706107705	$7,000,000.00
13.	Majestic Oaks	CNL Income EAGL North Golf, LLC	706107829	$7,200,000.00
14.	Meadowbrook	CNL Income EAGL Midwest Golf, LLC	706107832	$6,800,000.00
15.	Mission Hills	CNL Income EAGL North Golf, LLC	706107825	$1,800,000.00
16.	Painted Desert	CNL Income EAGL West Golf, LLC	706107831	$5,400,000.00
17.	Ruffled Feathers	CNL Income EAGL North Golf, LLC	706107825	$8,300,000.00
18.	Stonecreek	CNL Income EAGL Southwest Golf, LLC	706107705	$8,800,000.00
19.	Superstition Springs	CNL Income EAGL Southwest Golf, LLC	706107705	$6,400,000.00
20.	Tallgrass	CNL Income EAGL Midwest Golf, LLC	706107828	$2,800,000.00
21.	Tamarack	CNL Income EAGL North Golf, LLC	706107825	$4,500,000.00
22.	Tatum Ranch	CNL Income EAGL Southwest Golf, LLC	706107705	$2,400,000.00
	TOTAL			$140,000,000

EXHIBIT B

Individual Properties

Individual Property		Address
1.	Ancala	11700 East Via Linda, Scottsdale, Maricopa County, Arizona 85259

2.	Arrowhead (AZ)	19888 North 73rd Avenue, Glendale, Maricopa County, Arizona 85308

3.	Arrowhead (CO)	10850 W. Sundown Trail, Littleton, Douglas County, Colorado 80125

4.	Continental	7920 E. Osborn Road, Scottsdale, Maricopa County, Arizona 85251

5.	Deer Creek	7000 W. 133rd, Overland Park, Johnson County, Kansas 66209

6.	Desert Lakes	5835 Desert Lakes Drive, Bullhead City, Mohave County, Arizona 86426

7.	Eagle Brook	2288 Fargo Boulevard, Geneva, Kane County, Illinois 60134

8.	Foothills	2201 East Clubhouse Drive, Phoenix, Maricopa County, Arizona 85048

9.	Hunt Valley	14101 Phoenix Road, Phoenix, Baltimore County, Maryland 21131

10.	Kokopelli	1800 W. Guadalupe, Gilbert, Maricopa County, Arizona 85233

11.	Legend at Arrowhead	21025 N. 67th Avenue, Glendale, Maricopa County, Arizona 85308

12.	London Bridge	2400 Clubhouse Drive, Lake Havasu, Mohave County, Arizona 86406

13.	Majestic Oaks	701 Bunker Lake Boulevard, Ham Lake, Anoke County Minnesota 55304

14.	Meadowbrook	10850 W. Sundown Trail, Tulsa, Tulsa County, Oklahoma 80125

15.	Mission Hills	1677 W. Mission Hills Road, Northbrook, Cook County, Illinois 60062

16.	Painted Desert	5555 Painted Mirage Drive, Las Vegas, Clark County, Nevada 89129

17.	Ruffled Feathers	1 Pete Dye Drive, Lemont, Cook County, Illinois 60439

18.	Stonecreek	4435 E. Paradise Village, Parkway Phoenix, Maricopa County, Arizona 85032

19.	Superstition Springs	6542 East Baseline Road, Mesa, Maricopa County, Arizona 85206

20.	Tallgrass	2400 N. Tallgrass Ps., Wichita, Sedgwick County, Kansas 67226

21.	Tamarack	24032 Royal Worlington, Naperville, DuPage County, Illinois 60564

22.	Tatum Ranch	29888 N. Tatum Ranch Drive, Cave Creek, Maricopa County, Arizona 85331

EXHIBIT C

Capital Improvements